                                                                 Exhibit 10.4(b)

               FIRST AMENDMENT TO MEDIA NETWORK SERVICES AGREEMENT

         This First Amendment tp Media Network Services Agreement (the "Amendment") is made and entered as of this 28th a day of April, 1998, by and between The Southland Corporation ("Southland") and Mentus Media Corp. f/k/a The Mentus Group, Inc. ("Mentus").

         WHEREAS, Southland and Mentus entered into that certain Media Network Services Agreement on or about April 18., 1995 (the "Media Agreement"); and

         WHEREAS, Southland and Mentus desire to amend the Media Agreement for the purposes set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and conditions contained herein, the parties agree to amend the Media Agreement as follows:

         1.        Section 9 -- TERM.

         Section 9.01 is amended so that the Term of the Media Agreement shall be extended, unless earlier terminated as provided under the Media Agreement through January 1, 2004. The parties acknowledge with Sections 9.02, 9.03, 9,04 and 9.05 remain in full force and effect, and that the words "or enter into a new agreement" are added to the second sentence of Section 9.02

         2.       Section 2 -- HARDWARE INSTALLATION.

         The following shall be added after the last sentence of section 2.02 of the Media Agreement:

                  "If the parties do not agree to a mutually acceptable location for installation, Mentus shall not be obligated to install the Hardware in such Store, In the event the Hardware is not installed by Mentus in such Store, the minimum number of Store Hardware installations referenced in section 2. 03 (a), (b) and (c) herein shall be reduced by one Store for each Store in which the Hardware is not installed."

         The Hardware Installation Rollout Schedule referenced in section 2.03 of the Media Agreement ("Installation Schedule") is amended as follows:

         "(a) Pursuant to the revised Installation Schedule, Mentus shall install the Hardware in an additional * Stores (from January 1, 1998) to be completed no later than December 31, 1998. Mentus shall complete Hardware installation in at least * total Stores no later than December 31, 1999. The Installation Schedule is attached herein as Exhibit C.

* Denotes this information has been filed seperately with the Securites and Exchange Commission for Confidential Treatment.

         (b) If, for whatever reason the Hardware has not been installed in an additional * Stores by December 31, 1998. Mentus shall pay Southland liquidated damages (and not as a penalty) of * within thirty (30) days after the end of calendar year 1998. Similarly, Mentus shall pay Southland liquidated damages (and not as a penalty) of * within thirty (30) days after the end of calendar year 1999, if for whatever reason, the Hardware has not been installed in at least * total Stores by December 31, 1999. Except as provided in (c) below, the liquidated damages shall represent Southland's sole remedy against Mentus in the event the Installation Schedule is not met.

         (c) If, for whatever reason, the Hardware has not been installed in a at least * total Stores by June 30, 2000, Southland may immediately terminate the Media Agreement upon thirty (30) days written notice to Mentus."

         (d) The dates set forth in subparagraph (a), (b) and (c) above shall be extended by one (1) day for each day of any delay by Mentus in meeting the Hardware Installation Schedule that is caused solely by the actions of Southland, its agents or participating franchisees. Prior to the Installation Schedule being extended, Mentus shall provide Southland with written notice of any claimed delay caused solely by Southland."

3.       Section 13 -- MENTUS EXCLUSIVITY.

Section 13.01 of the Media Agreement is amended to read as follows:

         "During the Term of this Agreement, Mentus will be the exclusive provider of video-based information, entertainment and advertising to the Stores. Notwithstanding the above, Mentus agrees that the Mentus exclusivity provided herein shall be waived and shall not apply to video based information, entertainment and advertising that may be provided through the use of automatic teller machines ("ATM's") and automated financial services centers ("FSC's") that are or may be located in the Stores. This waiver by Mentus of exclusivity is limited to@ (1) information, entertainment or advertising conducted on the "transactional screens" during a customer transaction using the ATM and FSC, and
(11) in-Store ATM or FSC placement not being changed by Southland with the exception of placement changes made in the ordinary course of Southland's business "Transactional screens" is defined as those screens shown on the ATM oi- FSC monitor that appear only during a customer transaction and that are intended to be viewed only by a single person conducting a transaction on the ATM or FSC and not by Store customers generally or by others not conducting a transaction on the ATM or- FSC

         Except as provided by this Amendment, all of the terms and conditions in the Media Agreement shall remain in full force and effect.

         The Amendment, along with the Media Agreement is the entire agreement between the parties and supersedes all prior agreements or representations, whether written or oral or through course of dealing between the parties

* Denotes this information has been filed seperately with the Securites and Exchange Commission for Confidential Treatment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set out above,

                                          THE SOUTHLAND CORPORATION

Attest:                                   By:
       ---------------------------           ----------------------------------
       Assistant Secretary                Its:
                                              ---------------------------------

                                          MENTUS MEDIA CORPORATION

                                          By:
                                             ----------------------------------
                                          Its:
                                              ---------------------------------

* Denotes this information has been filed seperately with the Securites and Exchange Commission for Confidential Treatment.

                                       3